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EXHIBIT 10.10


ASSIGNMENT

ASSIGNMENT, dated 01 June 1998. by and between BARTECH MEDITERRANEAN LTD ("'Assignor") and PROTEL BILGISAYAR LIMITED SIRKETI ("Assignee").

WITNESSETH

WHERAS, ASSIGNOR has executed with BARTECH S.A. ("Bartech") a Distribution Agreement dated 01 June 1998 a copy of which is attached hereto as Exhibit" A" (the" Agreement"); and

WHEREAS, ASSIGNOR acquired under the Agreement the right to distribute, market and sell certain Products (as defined in the Agreement) in a given territory including Turkey and the Turkish Republic of Northern Cyprus (collectively, the "Sub-territory");and

WHERAS, ASSIGNOR desires to assign and ASSIGNEE desires to assume the rights and obligations of the ASSIGNOR under the Agreement as such rights relate to the Sub-territory.

NOW THEREFORE, for good and valuable consideration received, receipt and sufficiency whereof is hereby acknowledged, ASSIGNOR and ASSIGNEE agree as follows:

I. ASSIGNOR hereby assigns, transfers and delivers to ASSIGNEE and ASSIGNEE hereby assumes all rights and obligation it has under the Agreement as such rights and obligations relate to the Sub- territory .

2. In consideration for the assignment made hereunder, ASSIGNEE agrees to pay to ASSIGNOR for as long as it exploits the assigned rights in the Sub-territory on going fees to be calculated in accordance with Schedule" A "attached hereto.

3. The ASSIGNEE's rights and obligations arising from the assigned Agreement shall not be prejudiced, terminated or adversely affected by any termination, modification or amendment of the Agreement after the date hereof. Notwithstanding the foregoing, the ASSIGNEE shall be entitled to ask BARTECH and ASSIGNOR to permit it to benefit from any subsequent modifications which BARTECH and ASSIGNOR may make to the Agreement and which are in ASSIGNEE's opinion desirable.

4. This ASSIGNMENT shall be governed by the laws of the Republic of Turkey and any disputes arising hereunder shall be submitted to arbitration under the Rules for Reconcilliation and Arbitration of the International Chamber of Commerce before a panel of three arbitrators elected in accordance with such rules. provided that any and all disputes arising under the Agreement shall be subject to the dispute resolution provisions thereof.

5. IN WITNESS WHEREOF, the parties have executed this ASIGNMENT as of the date first written herein above.

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BARTECH  MEDITERRANEAN  LTD.                        PROTEL  BILGISIAR  LIMITED
SIRKETI
By: /s/ Ariel  Almog                                By:  /s/ Metin  Arghan
  --------------------------                        --------------------------
Signature:                                           Signature:




BARTECH  S.A.  hereby  consents  to
The  assignment  in  accordance
With  Article  21  of  the  agreement
And  agrees  to  the  provisions  hereof.

BARTECH  S.A
Name:  Daniel  Cohen




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
Schedule  "A"




                                       Percentage  of  complete  turnkey system
For  sales  effecluated  between       Price  (excluding  taxes.  duties.  fees  and  charges)

June  1, 1998  -  Mai:  31, 1999              5%

June  1, 1999  -  Mai:  31, 2000            5.5%

June, 1, 2000  -  (     )                      6%

The ASSIGNEE will pay to the ASSIGNOR the above-mentioned fees no later than 15 days following the completion of an installation (or will pay the partial fee in case of a partial installation). Notwithstanding paragraph 3 of this agreement, a delay in the payment of the fees of more than 30 days will give the right to the ASSIGNOR to immediately terminate this Agreement.




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